Compañía Cervecerías Unidas S.A.

Exhibit 4: Segment Information - Six Month Ended June 30, 2004

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	75,189	67,872	20,482	14,594	56,260	53,918	36,564	38,925	5,842	2,103
Other products (*)	881	1,116	216	76	164	130	205	201	6,587	6,598
Total	76,070	68,988	20,697	14,670	56,424	54,049	36,769	39,126	12,428	8,701
% change	10.3%		41.1%		4.4%		-6.0%		42.8%

Cost of sales	(28,021)	(29,794)	(11,222)	(9,900)	(26,325)	(26,940)	(24,343)	(25,066)	(9,563)	(6,296)
% of sales	36.8%	43.2%	54.2%	67.5%	46.7%	49.8%	66.2%	64.1%	76.9%	72.4%

SG&A	(27,814)	(25,239)	(9,800)	(8,251)	(24,790)	(24,108)	(10,359)	(10,723)	(2,657)	(2,602)
% of sales	36.6%	36.6%	47.3%	56.2%	43.9%	44.6%	28.2%	27.4%	21.4%	29.9%

Operating profit	20,235	13,955	(325)	(3,481)	5,309	3,001	2,067	3,336	177	(214)
% change	45.0%		90.7%		76.9%		-38.0%		NM
% of sales	26.6%	20.2%	-1.6%	-23.7%	9.4%	5.6%	5.6%	8.5%	1.4%	-2.5%

Depreciation	9,023	9,549	3,020	4,044	5,304	5,304	1,297	1,103	689	593
Amortization	452	389	205	255	70	76	193	212	5	4
EBITDA	29,710	23,894	2,900	818	10,682	8,380	3,557	4,651	871	382
% change	24.3%		254.4%		27.5%		-23.5%		128.0%
% of sales	39.1%	34.6%	14.0%	5.6%	18.9%	15.5%	9.7%	11.9%	7.0%	4.4%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2004	2003	2004	2003	2004	2003	2004	2003
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,778,822	1,762,605	971,861	859,282	2,070,229	1,982,746	499,628	574,676
% change	0.9%		13.1%		4.4%		-13.1%

					Soft Drinks		Chile - Domestic
					1,508,194	1,472,276	237,231	227,230
					2.4%		4.4%
					Nectars		Chile Bottled Exports
					175,997	149,290	185,865	176,176
					17.9%		5.5%
					Mineral Water		Chile Bulk Exports
					386,038	361,180	48,155	51,052
					6.9%		-5.7%

							Argentina
							28,378	120,217
							-76.4%
* Volumes include exports of 21,257 HL (16,764 HL to Chile) and 21,842 HL (16,635 HL to Chile) hectoliters in 2004 and 2003 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 36.5 million and 34.9 million in 2004 and 2003, respectively.

					Total		Total
Price (Ch$ / HL)	42,269	38,507	21,075	16,984	27,176	27,194	73,183	67,733
% change (real)	9.8%		24.1%		-0.1%		8.0%

					Soft Drinks		Chile - Domestic
					26,481	26,941	50,127	46,041
					-1.7%		8.9%
					Nectars		Chile - Export
					41,303	38,179	114,636	124,937
					8.2%		-8.2%
					Mineral Water		Chile Bulk Exports
					21,786	22,128	33,987	36,086
					-1.5%		-5.8%

							Argentina
							60,933	38,342
							58.9%